SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C.
                              ---------------------


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15 (d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported) October 1, 1999



                            THE ALLSTATE CORPORATION
               (Exact Name of Registrant as Specified in Charter)




   DELAWARE                           1-11840                       36-3871531
(State or Other                     (Commission                   (IRS Employer
 Jurisdiction of                     File Number)                Identification
 Incorporation)                                                      Number)


  2775 SANDERS ROAD, NORTHBROOK, ILLINOIS                           60062
(Address of Principal Executive Offices)                        (Zip Code)


Registrant's telephone number, including area code (847) 402-5000



                                   Page 1 of 6
                             Exhibit Index at page 4

Item 5.  Other Events


     On October 1, 1999, the Registrant issued the press release attached hereto as Exhibit 99.




Item 7.  Financial Statements and Exhibits


         (c)      Exhibits



EXHIBIT NO.                                        DESCRIPTION

   99                                       Registrant's press release dated
                                            October 1, 1999

                                   SIGNATURES




     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.





                                              THE ALLSTATE CORPORATION




                                            By s\ Emma M. Kalaidjian

                                            Name:  Emma M. Kalaidjian
                                            Title: Assistant Secretary



October 11, 1999

                                INDEX TO EXHIBITS




                                                                   SEQUENTIAL
                                                                      PAGE
NUMBER                    DESCRIPTION                                 NUMBER



 99               Registrant's press release dated                      5
                  October 1, 1999

                                                                 Exhibit No. 99
The Allstate Corporation
NEWS

                                                        FOR MORE INFORMATION:
                                                        Allstate Media Relations
                                                        April Hattori
                                                        (847)402-8373

For Immediate Release



                 ALLSTATE CLOSES PURCHASE OF CNA PERSONAL LINES

     NORTHBROOK, Ill., Oct. 1, 1999 - The Allstate Corporation (NYSE: ALL) today announced that it has closed its previously announced purchase of the personal lines business of Chicago-based CNA, the insurance unit of CNA Financial Corporation (NYSE:CNA). The transaction is a major component of Allstate's strategy to increase its growth opportunities.

     The deal, announced in June, was valued at $1.2 billion and is expected to increase Allstate's total annual premium revenue from the independent agent channel to approximately $3 billion. Allstate has established a new business, CNA Personal Insurance, that will sell CNA personal lines insurance under its current CNA brand name.

     "We are pleased to finalize our acquisition of CNA personal lines. The formation of CNA Personal Insurance is a key part of Allstate's new initiative to become the leading provider of personal lines insurance in the $45 billion independent agent market. It is also a major step in Allstate's strategy to increase growth opportunities for the corporation by becoming multi-brand, multi-product and multi-channel," said Bruce Marlow, president of Allstate's Independent Agency Markets.

     The acquisition of CNA's personal lines business makes Allstate the nation's third largest provider of personal lines insurance through independent agents, based on 1998 premium on a pro forma basis. Prior to the acquisition, Allstate was the ninth largest company marketing insurance through this channel.

     Allstate currently sells non-standard auto insurance through 13,000 independent agents using the Deerbrook brand name in 37 states. In rural areas, Allstate has appointed 3,000 independent agents to sell Allstate-branded products. CNA personal lines products are sold through an additional 3,800 independent agents in 42 states.

     The Allstate Corporation is the nation's largest publicly held personal lines insurance company. Its main business units include Allstate Personal Property and Casualty, which provides insurance for more than 14 million households and has approximately 15,500 agents in the U.S. and Canada, and Allstate Life and Savings, which markets a number of life insurance and savings products under a variety of brands through a number of channels and is currently the nation's 13th largest life insurance business.

     This release contains forward-looking statements about Allstate's total annual premium revenue from the independent agent channel that are based on management's estimates, assumptions and projections. The Private Securities Litigation Reform Act of 1995 provides a safe harbor under The Securities Act of 1933 and The Securities Exchange Act of 1934 for forward-looking statements. In order to comply with the terms of the safe harbor, Allstate notes that the possibility that CNA insurance policies will not be renewed is an important factor that could cause actual annual premium revenue from the independent agent channel to differ materially from the estimate reported in this release.

                                     # # #


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